BlackRock Municipal Bond Fund, Inc.

BlackRock National Municipal Fund

FILE #811-02688

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
07/02/08	NEW YORK ST DORM AUTH REVS ST SUPP	516,455,000	10,500,000

JPMorgan, Lehman Brothers, Goldman, Sachs & Co., Merrill Lynch, Ramirez & Co., Inc., Wachovia Bank, National Association, Cain Brothers & Company, LLC, DEPFA First Albany Securities LLC, Jackson Securities, Morgan Stanley, Raymond James & Associates, Inc.

10/08/08	LONG ISLAND PWR AUTH N Y ELEC SYS	605,055,000	18,300,000

Goldman, Sachs & Co., Citigroup, Morgan Stanley, Banc of America Securities LLC, DEPFA First Albany Securities LLC, First Southwest Co., J.P. Morgan Securities Inc., Loop Capital Markets LLC, Merrill Lynch & Co., Ramirez & Co., Inc., RBC Capital Markets, Roosevelt & Cross, Incorporated, Siebert Brandford Shank & Co., LLC, Wachovia Bank, National Association

BlackRock Municipal Bond Fund, Inc.

BlackRock National Municipal Fund

FILE #811-02688

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
10/17/08	NEW YORK N Y	536,030,000	7,500,000

Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Barclays Capital, M.R Beal & Company, DEPFA First Albany Securities LLC, Goldman, Sachs & Co., Loop Capital Markets, LLC, Prager, Sealy & Co., LLC, Ramirez & Co., Inc., RBC Capital Markets, Siebert Brandford Shank & Co., LLC, Wachovia Bank, National Association,  Cabrera Capital Markets, Inc., Commerce Capital Markets, Inc., Jackson Securities, Janney Montgomery Scott LLC, Raymond James & Associates, Inc, Roosevelt & Cross Incorporated, Southwest Securities, Inc..

10/20/08	METROPOLITAN TRANSN AUTH N Y REV	550,000,000	16,020,000

J.P. Morgan Securities Inc., Ramirez & Co., Inc., Citi, Barclays Capital Inc., Banc of America Securities LLC, DEPFA First Albany Securities LLC, Loop Capital Markets, LLC, M.R. Beal & Company, Merrill Lynch & Company, Morgan Stanley, Raymond James & Associates, RBC Capital Markets, Roosevelt & Cross, Incorporated, Siebert Brandford Shank & Co., Wachovia Bank, N.A.

BlackRock Municipal Bond Fund, Inc.

BlackRock National Municipal Fund

FILE #811-02688

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
10/24/08	NEW YORK N Y CITY MUN WTR FIN AUTH	536,030,000	2,000,000

M.R. Beal & Company, DEPFA First Albany Securities LLC, Merrill Lynch & Co., Siebert Brandford Shank & Co., LLC, Banc of America Securities LLC, Barclays Capital, Citi, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Loop Capital Markets LLC, Morgan Stanley, Raymond James & Associates, Inc., Wachovia Bank, National Association, Piper Jaffray, Prager, Sealy & Co., LLC, RBC Capital Markets, Roosevelt & Cross Incorporated

10/24/08	SOUTH CAROLINA ST PUB SVC AUTH REV	406,985,000	6,300,000	Goldman, Sachs & Co., Citigroup Global Markets Inc., Merrill Lynch & Co., Morgan Stanley & Co. Incorporated
11/07/08	MICHIGAN ST BLDG AUTH REV	$192,275,000	6,250,000	Morgan Stanley & Co. Incorporated, Siebert Brandford Shank & Co. LLC, Citigroup, Fidelity Capital Market Services, Loop Capital Markets, LLC, Merrill Lynch & Co., Rice Financial Products
11/14/08	NEW YORK ST DORM AUTH ST PERS INCO	$765,695,000	13,900,000

Morgan Stanley & Co. Incorporated, Ramirez & Co., Inc., Siebert Brandford Shank & Co., LLC, Banc of America Securities LLC, Goldman, Sachs & Co., Janney Montgomery Scott LLC, Citi, J.P. Morgan Securities Inc., Merrill Lynch, Piper Jaffray & Co., Raymond James & Associates, Inc., RBC Capital Markets, Southwest Securities.

BlackRock Municipal Bond Fund, Inc.

BlackRock National Municipal Fund

FILE #811-02688

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
11/18/08	JEA FLA BULK PWR SUPPLY SYS REV	$77,945,000	8,225,000	J.P. Morgan Securities Inc., Citi, Banc of America Securities LLC, Barclays Capital Inc., Goldman, Sachs & Co., Merrill Lynch & Co., Morgan Stanley and Co. Incorporated
11/21/08	CHICAGO ILL TRAN AUTH CAP GRNT RCP	$175,000,000	12,425,000

Siebert Brandford Shank & Co., LLC, J.P. Morgan Securities Inc., Banc of America Securities LLC, Duncan-Williams, Inc., BMO Capital Markets GKST Inc., Merrill Lynch & Co., RBC Capital Markets, Wachovia Bank, National Association.

11/21/08	MUNICIPAL ELEC AUTH GA	$350,345,000	10,000,000

J.P. Morgan Securities Inc., Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Raymond James & Associates, Inc

12/10/08	MASSACHUSETTS ST HSG FIN AGY HSG R	$50,225,000	5,000,000

Banc of America Securities LLC, Barclays Capital, Citi, Goldman, Sachs & Co., Morgan Stanley, Cabrera Capital Markets, LLC, Depfa First Albany Securities, LLC, Fidelity Capital Markets Services, George K. Baum & Company, J.P. Morgan, Merrill Lynch & Co., Piper Jaffray & Co., Raymond James & Associates, Inc., Rice Financial Products Company, Siebert Brandford Shank & Co. LLC, Wachovia Bank, National Association